UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934 (Amendment No.   )

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☐	Preliminary Proxy Statement
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☐	Definitive Proxy Statement
Definitive Additional Materials
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Ashworth, Inc.

(Name of Registrant as Specified in Its Charter)

Knightspoint Partners II, L.P., Knightspoint Capital Management II LLC, Knightspoint Partners, LLC, Michael Koeneke, David Meyer, Starboard Value and Opportunity Master Fund Ltd., Parche, LLC, Admiral Advisors, LLC, Ramius Capital Group, LLC, C4S & Co., LLC, Peter A. Cohen, Jeffrey M. Solomon, Morgan B. Stark, Thomas W. Strauss, Black Sheep Partners, LLC, Brian Black, Michael Hecht, Michael Glazer, Andrea Weiss and Peter M. Weil

(Name of Person(s) Filing Proxy Statement if other than the Registrant)

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Press Release	Source: The Knightspoint Group

The Knightspoint Group Announces Slate of Director Nominees for Ashworth, Inc.

NEW YORK--(BUSINESS WIRE)--Feb. 27, 2006--The Knightspoint Group ("Knightspoint") announced that it has filed a preliminary proxy statement with the Securities and Exchange Commission in connection with certain proposals and director nominations Knightspoint intends to make at Ashworth, Inc.'s (Nasdaq: ASHW - News) next annual meeting. Among other things, Knightspoint proposes to expand the board to nine members and appoint six new directors. If and when elected, the Knightspoint nominees for director intend to implement an aggressive turnaround and value enhancement plan for the Company as described in Knightspoint's preliminary proxy materials. Although Ashworth earlier communicated an intention to hold its annual meeting on March 22nd, Ashworth has not yet publicly announced when the annual meeting will occur.

As evidenced by its financial results for 2005, we believe that the Company's strategies have not been successful. According to the Company's press release of December 22, 2005, notwithstanding substantially higher sales, the Company's 2005 income from operations, excluding special items, declined to $1.5 million from $14.9 million in 2004, and the Company's 2005 EPS, excluding special items, declined to a loss of ($0.05) from a profit of $0.66 in 2004.

With its highly qualified Board nominees, Knightspoint intends to set a new course for the Company. As a beneficial owner of approximately 7% of the common stock of Ashworth, Knightspoint's interests are aligned with Ashworth shareholders. Knightspoint's goal is to maximize shareholder value. To do this, Knightspoint believes Ashworth needs a more active board to address management voids, set new strategic and operational priorities, and establish more effective financial controls. Knightspoint agrees with Ashworth that it is appropriate to explore strategic sale options for Ashworth. However, Knightspoint is concerned that Ashworth's retention of an outside financial advisor for this purpose will not produce the desired results without a more engaged board or, perhaps also, a period of operational improvement. Knightspoint believes its nominees for director will bring to the board the judgment, experience, energy and objectivity needed both to oversee a strategic sale process as well as implement an overall improvement plan for Ashworth.

Knightspoint's nominees are:

Michael Glazer, who has been President of Team Neu, a private equity firm since August 2005. He was President and Chief Executive Officer of KB Toys from May 1996 until August 2005. He is also a director of Stage Stores.

Michael Hecht, who has been an advisor to businesses on product, marketing, distribution and sourcing strategies since 1999. Mr. Hecht currently serves as an advisor to the Board of Directors of Monrovia Nurseries and previously served on the Board of Directors of Carter Hawley Hale Stores, Inc., House of Fabrics, Edison Brothers Stores, Inc. and Applause, Inc. Mr. Hecht served as a director of Ashworth from 1999 to June 2005.

Michael S. Koeneke, who is a Managing Member of Knightspoint Partners LLC, an investment firm he co-founded in 2003. From 1997 through 2002, Mr. Koeneke was the co-head and then the Chairman of Global Mergers and Acquisitions at Merrill Lynch & Co., Inc. Mr. Koeneke is a director of CPI Corp.

David M. Meyer, who is a Managing Member of Knightspoint Partners LLC, an investment firm he co-founded in 2003. Mr. Meyer has been Chairman of the Board of Directors of CPI Corp. since April 2004 and served as a member of its interim Office of the Chief Executive from October 2004 to August 2005. From 1995 to 2002, Mr. Meyer served in various capacities in the investment banking department of Credit Suisse First Boston, including as a director in the Mergers and Acquisitions and Global Industrial and Services Groups in the firm's U.S. and U.K. offices.

Peter M. Weil, who has served as a partner of Lighthouse Retail Group LLC since 2004. Mr. Weil served as Senior Vice President of Retail Forward from 2002 to 2004 and as Director of Management Consulting Services of Management Horizons/PriceWaterhouseCoopers from 1998 to 2002. Mr. Weil previously held Senior Vice President positions with Macy's, Marshalls and J Baker/Morse Shoe in merchandising and supply chain management.

Andrea Weiss, who has been the President and CEO of Retail Consulting, LLC, a retail consulting firm, since October 2002. She was President of dELiA*s Corp., a multichannel retailer to teenage girls and young women, from May 2001 to October 2002, and Executive Vice President and Chief Stores Officer of The Limited, Inc. and Intimate Brands, Inc., units of Limited Brands, Inc., a women's retailer, from May 1998 to February 2001. She is also a Director of CBRL Group, Inc. and eDiets.com, Inc.

Additional Information

The Knightspoint Group has filed a preliminary proxy statement with the Securities and Exchange Commission in connection with the solicitation of proxies at the 2006 Ashworth annual meeting of stockholders. The Knightspoint Group will eventually file with the Securities and Exchange Commission and furnish to Ashworth's stockholders, a definitive proxy statement and may file other supplemental proxy solicitation materials. Investors and security holders are urged to read the proxy statement and any other proxy solicitation materials (when they become available) because they will contain important information.

Investors and security holders may obtain a free copy of the preliminary proxy statement and the definitive proxy statement (when it is available) and other documents filed by the Knightspoint Group with the Commission at the Commission's website at http://www.sec.gov/. In addition, you may obtain a free copy of the definitive proxy statement (when it is available) by contacting Innisfree M&A Incorporated toll free at (888) 750-5834 (banks and brokers call collect at (212) 750-5833).

Detailed information regarding the names, affiliations and interests of individuals who may be deemed participants in the solicitation of proxies of Ashworth stockholders is available in the preliminary proxy statement that was filed by the Knightspoint Group with the Commission on Schedule 14A on February 16, 2006.

Some of the statements contained in this release may constitute "forward-looking statements," which, for this purpose, includes all statements that are not of historical facts. The actual future financial performance of Ashworth could differ materially from those anticipated by these forward-looking statements. There can be no assurance that the Knightspoint Group or its nominees will succeed in their efforts to turn Ashworth around.

Contact:

Knightspoint Partners

David Meyer or Michael Koeneke

212-786-6050

Source: The Knightspoint Group